HOLBEN, BOAK, COOPER & CO.
Certified Public Accountants
Professional Corporation
1720 S. Bellaire Street, Suite 500
Denver, Colorado 80222
(303) 759-2727   FAX (303) 759-2728

Securities and Exchange Commission
450 5th Avenue, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Monument Resources, Inc. dated November 13, 1997.

                              /s/ Holben, Boak, Cooper & Co.
                              Holben, Boak, Cooper & Co.

Denver, CO
November 14, 1997